EXHIBIT 10.2

Replacement Revolving Note

Chicago, Illinois
$14,000,000.00	August 8, 2016

On the Revolving Credit Termination Date, for value received, the undersigned, CTI Industries Corporation, an Illinois corporation (the “Borrower”), hereby promises to pay to the order of BMO Harris Bank N.A., a national banking association, successor to Harris N.A. (the “Bank”), at its office at 111 West Monroe Street, Chicago, Illinois, the principal sum of (i) Fourteen Million and 00/100 Dollars ($14,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Loans owing from the Borrower to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

This Replacement Revolving Note (this “Note”) evidences Revolving Loans made and to be made to the Borrower by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of April 29, 2010, between the Borrower and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the “Credit Agreement”), and the Borrower hereby promises to pay interest at the office described above on such Revolving Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement. As of the date of this Note, the Borrower and the Bank expect that the Revolving Credit Commitment under the Credit Agreement will be reduced to Twelve Million and 00/100 Dollars ($12,000,000.00) effective as of March 1, 2017.

This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

The Borrower hereby promises to pay all costs and expenses (including attorneys’ fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrower hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of laws.

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This Note constitutes a renewal and restatement of, and replacement and substitution for, but is not a repayment of, that certain Replacement Revolving Note dated July 17, 2012, in the maximum principal amount of Twelve Million and 00/100 Dollars ($12,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Prior Note”), as referred to in the Credit Agreement. The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby. Except as specifically provided by the terms of this Note, the terms of the Prior Note are hereby merged into the terms of this Note such that all security interests, mortgages and assignments previously granted to secure the Prior Note are continuing and secure this Note. Nothing herein constitutes a payment, settlement, or novation of the Prior Note, or releases or otherwise adversely affects any lien, mortgage or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

[Signature page follows]

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CTI Industries Corporation

By:	/s/ Stephen M. Merrick
Name:	Stephen M. Merrick
Title:	President

Signature page to Replacement Revolving Note (Amendment No. 8)